UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

GEORGETOWN BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Federal	0-51102	20-2107839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 East Main Street, Georgetown, MA 01833

(Address of principal executive offices)

(978) 352-8600

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 22 2012, Georgetown Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders.  At the Annual Meeting, shareholders considered the election of directors and the ratification of the Company’s independent registered public accounting firm.  A breakdown of the votes cast is set forth below.

1.              The election of directors

			Broker
	For	Withheld	non-votes

Anthony S. Conte, Jr.	2,090,278	30,094	374,912

Marybeth McInnis	2,090,278	30,094	374,912

Mary L. Williams	2,090,278	30,094	374,912

John H. Yeaton	2,090,278	30,094	374,912

2.              The ratification of the appointment of Shatswell, MacLeod & Company, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

			Broker
For	Against	Abstain	non-votes

2,486,139	3,827	5,318	0

Item 9.01                                           Financial Statements and Exhibits

(a)                                                                                 Financial Statements of businesses acquired. Not Applicable.

(b)                                                                                 Pro forma financial information. Not Applicable.

(c)                                                                                  Shell company transactions: None

(d)                                                                                 Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGETOWN BANCORP, INC.

Date:	May 23, 2012	By:	/s/ Joseph W. Kennedy
Joseph W. Kennedy
Senior Vice President, Chief Financial Officer
and Treasurer